Exhibit 99.4

1UPX The Sample Company Proposals — The FB Financial board of directors unanimously recommends that holders of FB Financial common stock vote “FOR” the FB Financial share issuance proposal and “FOR” the FB Financial adjournment proposal. A 045OEB Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 1. To approve the issuance of FB Financial common stock pursuant to the merger agreement (the “FB Financial share issuance proposal”). 2. To adjourn the FB Financial special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the FB Financial share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/ prospectus is timely provided to holders of FB Financial common stock (the “FB Financial adjournment proposal”). For Against Abstain For Against Abstain MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 655463 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/FBK or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:00pm, Central Time, on June 25, 2025.

Special Meeting of Shareholders June 26, 2025, at 1:00 p.m. Central Time This proxy is solicited by board of directors The shareholder(s) hereby appoint(s) Christopher T. Holmes and Michael M. Mettee (or either of them) as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated below, all of the shares of common stock of FB Financial Corporation that the shareholder(s) is/are entitled to vote at the special meeting of shareholders to be held at 1:00 p.m., Central Time on June 26, 2025, located at 1221 Broadway, Suite 1300, Nashville, Tennessee 37203. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors’ recommendation. (Items to be voted appear on reverse side) Form of Proxy — FB FINANCIAL CORPORATION C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.investorvote.com/FBK